SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant o
Check the appropriate box:
o Preliminary Proxy Statement         o  Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
o Definitive Additional Materials
o Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           Nu Skin Asia Pacific, Inc.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     |X| No fee required.
      o Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other  underlying  value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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       o Fee paid previously with preliminary materials:

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       o Check box if any part of the fee is offset as  provided  by  Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement no.:

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     (3) Filing Party:

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     (4) Date Filed:

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 15, 1997
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         NOTICE IS HEREBY GIVEN that the annual  meeting of  stockholders  of Nu
Skin Asia Pacific, Inc., a Delaware corporation (the "Company"), will be held at the Provo Park Hotel, Provo, Utah, on Thursday, May 15, 1997 at 4:00 p.m., local time (the "Annual Meeting"), for the following purposes:

         1. To elect a Board of Directors consisting of eleven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified on their earlier death or removal;

         2. To approve the adoption of the Nu Skin Asia Pacific, Inc. 1996 Stock Incentive Plan;

         3. To ratify the appointment of Price Waterhouse LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1997; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

         The Board of Directors has fixed the close of business on April 1, 1997 as the record date (the "Record Date") for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF SUCH STOCKHOLDER HAS PREVIOUSLY RETURNED A PROXY.

                                             By Order of the Board of Directors



                                             Blake M. Roney
                                             Chairman of the Board

Provo, Utah, April 7, 1997




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                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 1997
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                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of Nu Skin Asia Pacific, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held on Thursday, May 15, 1997 at 4:00 p.m., local time, and at any adjournment(s) thereof (the "Annual Meeting"), for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Provo Park Hotel, Provo, Utah.

     As used herein, the "Company" means Nu Skin Asia Pacific, Inc., including the Subsidiaries. The "Subsidiaries" means Nu Skin Hong Kong, Inc. ("Nu Skin Hong Kong"), Nu Skin Japan Company, Limited ("Nu Skin Japan"), Nu Skin Korea, Inc. ("Nu Skin Korea"), Nu Skin Taiwan, Inc. ("Nu Skin Taiwan"), and Nu Skin Personal Care (Thailand) Limited ("Nu Skin Thailand"), collectively.

Record Date and Share Ownership

     Stockholders of record at the close of business on April 1, 1997 (the "Record Date") are entitled to vote at the Annual Meeting. At the Record Date, 11,723,011 shares of the Company's Class A Common Stock, $.001 par value per share ("Class A Common Stock"), 71,696,675 shares of the Company's Class B Common Stock, $.001 par value per share ("Class B Common Stock," and, together with the Class A Common Stock, the "Common Stock"), and -0- shares of the Company's Preferred Stock ("Preferred Stock") were issued and outstanding. Since no shares of Preferred Stock are outstanding, no shares of Preferred Stock are entitled to vote at the Annual Meeting. Stockholders of record holding at least a majority of the outstanding shares of Common Stock, present at the Annual Meeting in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

Revocability of Proxies

     Any Proxy given pursuant to this solicitation may be revoked by the person or entity giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person; provided, however, that such action must be taken in sufficient time to permit the necessary examination and tabulation of the revocation or later dated Proxy before the vote is taken. An appointment of proxy is revoked upon the death or incapacity of the stockholder if the Secretary or other officer of the Company who is authorized to tabulate votes receives notice of such death or incapacity before the proxy exercises his authority under the appointment.

Voting and Solicitation

     Each outstanding share of Class A Common Stock shall be entitled to one (1) vote and each outstanding share of Class B Common Stock shall be entitled to ten
(10) votes on each matter submitted to a vote of the stockholders at the Annual Meeting. The Class A Common Stock and the Class B Common Stock will vote as a single class with respect to all matters submitted to a vote of the stockholders at the Annual Meeting. A quorum represented by a majority of the issued and outstanding shares of Common Stock of record present in person or by proxy is necessary to conduct the Annual Meeting. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. In all other matters, assuming a quorum is present, a majority of votes cast by the shares present in person or by proxy and entitled to vote on the subject matter shall decide such matter, except when a different vote is required by express provision of the Delaware General Corporation Law, the Company's Certificate of Incorporation or the Company's Bylaws. In accordance with Delaware law, abstentions will, while broker nonvotes will not, be treated as present for the purposes of voting. A broker nonvote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required by the New York Stock Exchange.

     All Proxies, properly executed and returned, will be voted at the Annual Meeting as directed by the stockholder. Please vote by marking the appropriate boxes on the enclosed Proxy. If the Proxy is signed and returned without directions, the shares will be voted "FOR" the election of all directors as nominated, "FOR" the approval of the adoption of the Nu Skin Asia Pacific, Inc. 1996 Stock Incentive Plan, and "FOR" the ratification of the appointment of Price Waterhouse LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. If other matters properly come before the meeting, the shares will be voted in accordance with the best judgment of the persons named as proxies on the Proxy. Any shares not voted "FOR" a particular director as a result of a direction to withhold authority or a broker nonvote will not be counted in the director's favor.

     These proxy solicitation materials were first sent or given on or about April 7, 1997 to all stockholders listed in the stockholder records of the Company as of the Record Date. The principal executive offices of the Company are located at 75 West Center Street, Provo, Utah 84601, and the Company's telephone number is (801) 345-6100. The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited personally, by telephone or by facsimile, and the Company may reimburse brokerage firms and other persons holding shares of Class A Common Stock and/or Class B Common Stock in their names or in the names of their nominees, for their reasonable expenses in forwarding proxy soliciting materials to the beneficial owners.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company intended to be presented at the Company's 1998 annual meeting of stockholders must be received by the Secretary of the Company at the Company's principal executive offices by December 2, 1997 in order to be included in the Proxy Statement and form of proxy relating to the 1998 annual meeting of stockholders. The Company currently anticipates that the 1998 annual meeting of stockholders will be held in April 1998.

Matters to Be Brought Before the Annual Meeting

     The matters to be brought before the Annual Meeting include: (i) the election of a Board of Directors consisting of eleven directors; (ii) the approval of the adoption of the Nu Skin Asia Pacific, Inc. 1996 Stock Incentive Plan; (iii) the ratification of the appointment of Price Waterhouse LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1997; and (iv) the transaction of such other business as may properly come before the Annual Meeting.

                                     ITEM 1
                              ELECTION OF DIRECTORS

Nominees

     The Company's Board of Directors currently consists of eleven directors. It is proposed that a board of eleven directors be elected at the Annual Meeting. In the event that any director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holder will vote the Proxies received by him for any nominee who shall be designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holder intends to vote all Proxies received by him in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders, or until such person's successor has been duly elected and qualified or such person's earlier death or removal. The nominees are as follows:

                                   Blake M. Roney
                                   Steven J. Lund
                                   Sandie N. Tillotson
                                   Brooke B. Roney
                                   Kirk V. Roney
                                   Keith R. Halls
                                   Max E. Esplin
                                   Max L. Pinegar
                                   E.J. "Jake" Garn
                                   Paula Hawkins
                                   Daniel W. Campbell


     Each of the nominees is currently serving as a director of the Company. Certain information regarding each nominee is set forth hereinbelow.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ELEVEN NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS. A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE REQUIRED TO ELECT EACH DIRECTOR.

Directors and Executive Officers

        As of March 3, 1997, the directors and executive officers of the Company and key managers of the Subsidiaries were as follows:

    Name                         Age         Position

    Blake M. Roney               38          Chairman of the Board
    Steven J. Lund               43          President, Chief Executive Officer
                                                and Director
    Renn M. Patch                46          Chief Operating Officer
    Corey B. Lindley             32          Vice President of Finance
    Michael D. Smith             51          Vice President of Operations
    M. Truman Hunt               37          Vice President of Legal Affairs
                                                and Investor Relations
    Keith R. Halls               39          Secretary and Director
    Takashi Bamba                61          President, Nu Skin Japan
    John Chou                    50          President, Nu Skin Taiwan
    S.T. Han                     54          President, Nu Skin Korea
    George Mak                   43          President, Nu Skin Hong Kong
    Sandie N. Tillotson          40          Director
    Brooke B. Roney              34          Director
    Kirk V. Roney                42          Director
    Max L. Pinegar               65          Director
    Max E. Esplin                53          Director
    E.J. "Jake" Garn             64          Director
    Paula Hawkins                70          Director
    Daniel W. Campbell           42          Director
---------------------

      A brief biographical summary of each of the Company's directors and executive officers and the key managers of the Subsidiaries follows:

     Blake M. Roney has served as the Chairman of the Board since the Company's inception and is a founder of Nu Skin International Inc., an affiliate of the Company ("NSI"). He has also served as President, Chief Executive Officer and Chairman of the Board of NSI and certain of its affiliated entities since their respective inceptions. He received a B.S. degree from Brigham Young University. He is the brother of Kirk V. Roney and Brooke B. Roney.

     Steven J. Lund has been the President, Chief Executive Officer and a Director of the Company since its inception. Mr. Lund has also served as Executive Vice President and a Director of NSI since 1985 and as Vice President and Secretary of certain NSI affiliated entities since their respective inceptions. Mr. Lund previously worked as an attorney in private practice. He received a B.A. degree from Brigham Young University and a J.D. degree from Brigham Young University's J. Reuben Clark Law School.

     Renn M. Patch has been the Chief Operating Officer of the Company since its inception. Since 1992 he has been Vice President of Global Operations and Assistant General Manager of NSI. From 1991 to 1992, he served as Director of Government Affairs of NSI. Prior to joining NSI in 1991, Mr. Patch was associated with the Washington, D.C. consulting firm of Parry and Romani Associates. Mr. Patch earned a B.A. degree from the University of Minnesota, a J.D. degree from Hamline University School of Law and an L.L.M. degree from Georgetown University.

     Corey B. Lindley has been the Vice President of Finance of the Company since its inception. From 1993 to 1996, he served as Managing Director, International of NSI. Mr. Lindley worked as the International Controller of NSI from 1991 to 1994 and lived in Hong Kong and Japan during that time. From 1990 to 1991, he served as Assistant Director of Finance of NSI. Mr. Lindley is a Certified Public Accountant. Prior to joining NSI in 1990, he worked for the accounting firm of Deloitte and Touche. He earned a B.S. degree from Brigham Young University and an M.B.A. degree from Utah State University.

      Michael D. Smith has been the Vice President of Operations for the Company since its inception. He has also served as Vice President of Asian Operations of NSI since February 1996. Prior to that time, he served as General Counsel of NSI from 1992 to 1996 and as Director of Legal Affairs of NSI from 1989 to 1992. He earned B.S. and M.A. degrees from Brigham Young University and a J.D. degree from the University of Utah.

      M. Truman Hunt has served as the Vice President of Legal Affairs and Investor Relations since the Company's inception. He has also served as Counsel to the President of NSI since 1994. From 1991 to 1994, Mr. Hunt served as President and Chief Executive Officer of Better Living Products, Inc., an NSI affiliate involved in the manufacture and distribution of houseware products sold through traditional retail channels. Prior to that time, he was a securities and business attorney in private practice. He received a B.S. degree from Brigham Young University and a J.D. degree from the University of Utah.

     Keith R. Halls has served as the Secretary and a Director of the Company since its inception. He has also served as General Vice President and a Director of NSI since 1992. He served as Director of Finance of NSI from 1986 to 1992. Mr. Halls is a Certified Public Accountant. Mr. Halls received a B.A. degree from Stephen F. Austin State University and a B.S. degree from Brigham Young University.

     Takashi Bamba has served as the President and/or General Manager of Nu Skin Japan since 1993. Prior to joining Nu Skin Japan in 1993, Mr. Bamba served five years as President and CEO of Avon Products Co., Ltd., the publicly traded Japanese subsidiary of Avon Products, Inc. Prior to working at Avon Products Co., Ltd., he spent 17 years at Avon Products, Inc. He received a B.A. degree from Yokohama National University.

      John Chou has served as the President and/or General Manager of Nu Skin Taiwan since 1991. Prior to joining Nu Skin Taiwan in 1991, he spent twenty-one years in international marketing and management with 3M Taiwan Ltd., Amway Taiwan and Universal PR Co. Mr. Chou is a standing director of the Taiwan ROC Direct Selling Association. He is also a member of the Kiwanis International, and the Taiwan American Chamber of Commerce. He received a B.A. degree from Tan Kang University in Taipei, Taiwan.

     S.T. Han has served as the President and/or General Manager of Nu Skin Korea since 1995. Prior to joining Nu Skin Korea in 1995, Mr. Han spent four years as the Executive Managing Director of Woosung Film Co., the exclusive distributor of Konica film in South Korea. He also worked for Amway Korea, Ltd. during that Company's start-up phase of operations in 1991. Mr. Han graduated with a B.A. degree from ChungAng University.

      George Mak has served as the President and/or General Manager of Nu Skin Hong Kong since 1991. Prior to joining Nu Skin Hong Kong in 1991, Mr. Mak worked for Johnson & Johnson as a personnel and administration manager for Hong Kong and Shanghai from 1989 to 1991. Prior to joining Johnson & Johnson he worked for 10 years in the human resources and accounting fields. He earned an M.B.A. degree from the University of East Asia, Macau.

      Sandie N. Tillotson has served as a Director of the Company since its inception. She was a founder of NSI and has also served as General Vice President since 1992 and a Director of NSI since its inception and as a Director and an executive officer of certain of NSI's affiliated entities since their respective inceptions. She served as Vice President of Corporate Services of NSI from 1984 to 1992. She earned a B.S. degree from Brigham Young University.

      Brooke B. Roney has served as a Director of the Company since its inception. He was a founder of NSI and has also served as General Vice President and a Director of NSI since 1992 and as a Director and an executive officer of certain of NSI's affiliated entities since their respective inceptions. He served as Vice President of Distribution of NSI from 1984 to 1992.
He is the brother of Blake M. Roney and Kirk V. Roney.

     Kirk V. Roney has served as a Director of the Company since its inception. He has also served as General Vice President of NSI since 1992 and a Director of NSI since 1984 and as a Director and an executive officer of certain of NSI's affiliated entities since their respective inceptions. He served as Vice President of Planning and Development of NSI from 1984 to 1992. He earned an M.I.M. degree from the American Graduate School of International Management. He earned an M.A. degree from Central Michigan University and a B.A. from Brigham Young University. He is the brother of Blake M. Roney and Brooke B. Roney.

     Max L. Pinegar has served as a Director of the Company since September 1996. He has also served as General Manager of NSI since 1989 and as Vice President of NSI since 1992. He received a B.A. degree from Brigham Young University and an M.B.A. degree from the University of Utah.

     Max E. Esplin has served as a Director of the Company since September 1996. He has also served as Vice President of Finance of NSI since 1993. He served as Controller of NSI from 1989 until 1993. Mr. Esplin is a Certified Public Accountant. He received a B.S. degree from Brigham Young University.

      E.J. "Jake" Garn has served as a Director of the Company since March 1997. Senator Garn has been Vice Chairman of Huntsman Corporation, one of the largest privately-held companies in the U.S., since 1993. He currently serves as a director for Dean Witter Funds, John Alden Life Insurance Company and Franklin Quest & Co., Inc. From 1974 to 1993, Senator Garn was a member of the United States Senate and served on numerous senate committees. He received a B.A. degree from the University of Utah.

      Paula Hawkins has served as a Director of the Company since March 1997. Senator Hawkins is the principal of Paula Hawkins & Associates, Inc., a management consulting company. From 1980 to 1986, Senator Hawkins was a member of the United States Senate and served on numerous senate committees.

     Daniel W. Campbell has served as a Director of the Company since March 1997. Mr. Campbell has been a Managing General Partner of EsNet, Ltd. since 1994. From 1992 to 1994, Mr. Campbell was the Senior Vice President and Chief Financial Officer of WordPerfect Corporation and prior to that was a Partner of Price Waterhouse LLP. He received a B.S. degree from Brigham Young University.

Committees of the Board of Directors

     In January and March 1997, the Board of Directors established three additional committees: the Audit Committee, the Compensation Committee and the Executive Committee.

     The Audit Committee members are Daniel W. Campbell and E.J. "Jake" Garn. Mr. Campbell is the Chairman of the Audit Committee. The Audit Committee, among other things, makes recommendations to the Board of Directors regarding the selection of independent certified public accountants to audit annually the books and records of the Company, reviews the activities and the reports of the independent certified public accountants, reports the results of such review to the Board of Directors and considers the adequacy of the Company's internal controls and internal auditing methods and procedures.

     The Compensation Committee members are Keith R. Halls, Max L. Pinegar, Paula Hawkins and Daniel W. Campbell. Mr. Halls is the Chairman of the Compensation Committee. The Compensation Committee, among other things, makes recommendations to the Board of Directors regarding the salaries, bonuses and other compensation to be paid to the Company's officers.

     The Executive Committee members are Blake M. Roney, Steven J. Lund and Keith R. Halls. Mr. Roney is the Chairman of the Executive Committee. The duties of the Executive Committee are, to the extent authorized by the Board of Directors, to exercise all the powers and authority of the Board of Directors with respect to the management of the business and affairs of the Company.

Meetings

      In the fiscal year ended December 31, 1996, the Board of Directors held four meetings, three of which were held by written consent. All of the then-current members of the Board of Directors attended the meetings. The
Compensation Committee, the Audit Committee and the Executive Committee were each formed in 1997 and therefore held no meetings in the fiscal year ended December 31, 1996.

Compensation of Directors

      Directors who do not receive compensation as officers or employees of the Company, NSI or its affiliates are paid an annual fee of $25,000 and a fee of $1,000 for each meeting of the Board of Directors or any committee meeting thereof that they attend.


                                     ITEM 2
                           APPROVAL OF ADOPTION OF THE
              NU SKIN ASIA PACIFIC, INC. 1996 STOCK INCENTIVE PLAN

General

      In connection with the Company's initial public offering, which was consummated on November 27, 1996, the Board of Directors adopted the Nu Skin Asia Pacific, Inc. 1996 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to attract and retain executives, other employees, independent consultants and directors who are important to the success and growth of the Company and to ensure that their interests are aligned with the interests of the stockholders of the Company. The following summary of the material terms of the Plan, a copy of which is attached hereto as Exhibit A, does not purport to be complete and is qualified in its entirety by the terms of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
APPROVE THE ADOPTION OF THE NU SKIN ASIA PACIFIC, INC. 1996 STOCK
INCENTIVE PLAN.  A MAJORITY OF THE VOTES CAST BY THE SHARES
ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE REQUIRED TO
APPROVE THE PROPOSAL.

Plan Administration

      The Plan is administered by the 1996 Stock Incentive Plan Committee (the "Plan Committee"). The Plan Committee consists of the members of the Compensation Committee of the Board of Directors. The Plan Committee determines, from time to time, the individuals to whom awards shall be made, the type of awards, and the amount, size and terms of each award. The Plan Committee makes all other determinations necessary or advisable for the administration of the Plan.

Awards

      Awards under the Plan may be in the form of options (both nonqualified stock options ("NQSOs") and incentive stock options ("ISOs")), contingent stock, restricted stock, and stock appreciation rights ("SARs"), or such other forms as the Plan Committee in its discretion may deem appropriate. The maximum number of awards that may be issued to any one person during the life of the Plan shall be limited to 10% of the shares reserved for issuance under the Plan. The number of shares which may be issued under the Plan as well as the terms of any outstanding awards may be equitably adjusted by the Plan Committee in the event of a stock split, stock dividend, recapitalization, merger, consolidation, combination or similar events. In general, any shares subject to an option or right which for any reason expires or is terminated unexercised shall again be available under the Plan. No awards may be granted more than ten years after the effective date of the Plan.

Number of Shares

      A total of 4,000,000 shares of the Class A Common Stock have been authorized to be issued pursuant to the Plan. As of March 3, 1997, the Company had made stock bonus awards to certain of its employees for an aggregate of 150,959 shares of Class A Common Stock. The shares of Class A Common Stock underlying each of these stock bonus awards will be issued to the recipient of the award at a rate of 25% per year commencing in November 1997, provided the employee remains in the employment of the Company.

Plan Amendment

      The Board of Directors may amend the Plan, without stockholder approval, anytime in any respect unless stockholder approval of the amendment in question is required under Delaware law, the Code, certain exemptions from Section 16 of the Securities Exchange Act of 1934, as amended, any national securities exchange system on which the shares are then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or other applicable laws, rules or regulations. No amendment to the Plan may alter or impair any award granted under the Plan without the consent of the holders thereof. The Plan may be terminated at any time by the Board of Directors.

Options

     The Plan provides for the grant of ISOs to employees and NQSOs to employees and independent consultants. In the case of ISOs, the exercise price of an option may not be less than 100% of the fair market value of a share of Class A Common Stock at the time of grant (or 110% of such fair market value if the optionee owns more than 10% of the total voting power of all classes of Company stock outstanding at the time of grant). In the case of NQSOs, the exercise price of an option may not be less than 85% of the fair market value of a share of Class A Common Stock at the time of grant. The Plan Committee may provide for a reduction in the exercise price of a NQSO by dividends paid on a share of Class A Common Stock while the NQSO is outstanding. Options will be exercisable for a term determined by the Plan Committee provided such exercise shall occur not earlier than six months and not later than ten years (five years if the optionee owns more than ten percent of the total voting power of all classes of Company Stock outstanding at the time of grant) after the grant of the option. The aggregate fair market value of ISO's (determined at the time of grant) granted to an employee which may become first exercisable in any one calendar year shall not exceed $100,000. If any option is not granted, exercised, or held pursuant to the provisions applicable to an ISO, it will be considered to be an NQSO to the extent that any or all of the grant is in conflict with such provisions. The Plan Committee has the power to permit acceleration of previously determined exercise terms under certain circumstances and upon such terms and conditions as the Plan Committee deems appropriate.

Contingent Stock

      The Plan Committee will determine the amount of contingent stock to be granted to a participant based on the past or expected impact the participant has had or can have on the financial well being of the Company and other factors determined by the Plan Committee to be appropriate. A participant receiving an award of contingent stock will receive the stock upon the satisfaction of certain objectives. Contingent stock awards made pursuant to the Plan will be subject to such terms, conditions and restrictions, including obtainment of performance objectives, for such period or periods as may be determined by the Plan Committee at the time of grant. The Plan Committee in its discretion may permit acceleration of the expiration of the applicable restriction period with respect to part or all of the award to any participant.

Restricted Stock

      The Plan Committee will determine the amount of restricted stock to be granted to a participant based on the past or expected impact the participant has had or can have on the financial well being of the Company and other factors deemed by the Plan Committee to be appropriate. Restricted stock is issued to the participant subject to forfeiture if certain objectives are not met. Restricted stock awards made pursuant to the Plan shall be subject to the terms, conditions and restrictions, including the payment of performance objectives, and for such period or periods as will be determined by the Plan Committee at the time of grant. The Plan Committee in its discretion may permit acceleration of the expiration of the applicable restriction period with respect to part or all of the award to any participant. Shares of restricted stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period provided in the participant's award agreement.

SARs

      SARs are rights to receive cash or shares of Company stock, or a combination thereof, as the Plan Committee may determine in an amount equal to the excess of (i) the fair market value of the stock with respect to which the SAR is exercised, or (ii) 100% of the fair market value of such stock at the time the SAR was granted, less any dividends paid on such shares while the SAR was outstanding. No cash consideration will be received by the Company for the grant of any SAR. No SAR may be granted for a period of less than one year or greater than ten years. SARs may be exercised at such time and subject to such terms and conditions as are prescribed by the Plan Committee at the time of grant, subject to certain limitations (including that no SAR shall be exercisable within one year after the date of grant).

Federal Income Tax Consequences

      The participant recognizes no taxable gain or loss when an incentive stock option is granted or exercised. If the shares acquired upon the exercise of an incentive stock option are held for at least one year after exercise and two years after grant (the "Holding Period"), the participant recognizes any gain or loss recognized upon such sale as long-term capital gain or loss and the Company is not entitled to a deduction. If the shares are not held for the Holding Period, the gain is ordinary income to the participant to the extent of the difference between the exercise price and the fair market value of the Class A Common Stock on the date the option is exercised and any excess is capital gain. Also, in such circumstances, the Company is entitled to a deduction equal to the amount of any ordinary income recognized by the participant.

      The participant recognizes no taxable income and the Company receives no deduction when a nonqualified stock option is granted. Upon exercise of a nonqualified stock option, the participant recognizes ordinary income and the Company is entitled to a deduction equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The participant recognizes as a capital gain or loss any subsequent profit or loss realized on the sale or exchange of any shares disposed of or sold.

      A participant granted restricted stock or contingent stock is not required to include the value of such shares in income until the first time such participant's rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Code Section 83(b) to be taxed on the receipt of the shares. In either case, the amount of such ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount (if any) paid for the shares. The Company is entitled to a deduction, in the amount of the ordinary income recognized by the participant, for the Company's taxable year in which the participant recognizes such income.

      Upon the grant of an SAR, the participant recognizes no taxable income and the Company receives no deduction. The participant recognizes ordinary income and the Company is entitled to a deduction at the time of exercise equal to the cash and the fair market value of shares payable upon such exercise.

      Under certain circumstances, an accelerated vesting or cash out of stock options, or accelerated lapse of restrictions on other awards, in connection with a change in control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Code Section 280G. To the extent it is so considered, the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction.

Awards Made Under the Plan

      The following table sets forth certain information regarding stock bonus awards made pursuant to the Plan to the executive officers named in the Summary Compensation table during the fiscal year ended December 31, 1996.


                                                                   Future
                                                                   Payouts
                                                                 (Number of
                                 Number of                        Shares of
                                 Shares of                         Class A
                                  Class A                          Common
                               Common Stock     Time Period        Stock)
Name                                (#)         Until Payout        (#)
----                               -----        ------------      --------
Steven J. Lund................      --              --               --
Takashi Bamba.................  13,000(1)      November 2000       13,000
John Chou.....................  13,000(1)      November 2000       13,000
Michael D. Smith..............  13,000(1)      November 2000       13,000
Renn M. Patch.................  13,000(2)      November 2000       13,000

---------------------------

(1) Award made in November 1996, which will vest ratably over four years from the date of grant provided the executive officer remains in the employment of the Company.
(2) Award made in November 1996, pursuant to the Nu Skin International, Inc. 1996 Stock Incentive Plan, which will vest ratably over four years from the date of grant provided the executive officer remains in the employment of NSI. In 1996, Mr. Patch was, and continues to be, an executive officer of NSI.

                                     ITEM 3
               RATIFICATION OF APPOINTMENT OF PRICE WATERHOUSE LLP

      The Board of Directors has appointed Price Waterhouse LLP, independent public accountants, to audit the Company's financial statements for the fiscal year ending December 31, 1997. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions. Price Waterhouse LLP has served as the Company's independent public accountants since the Company's inception.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP TO AUDIT THE COMPANY'S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997. A MAJORITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE REQUIRED TO APPROVE THE PROPOSAL.

                                     ITEM 4
                                  OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, it is intended that the persons named in the enclosed form of Proxy will have discretionary authority to vote on such matters in accordance with their best judgment acting together or separately.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of December 31, 1996 by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the outstanding shares of either the Class A Common Stock or the Class B Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers whose names appear in the summary compensation table under the caption "Compensation of Directors and Executive Officers," and (iv) all executive officers and directors and director nominees of the Company as a group. The information in this table assumes (a) the exercise of all the options to purchase shares of Class A Common Stock (the "Distributor Options") offered in the Company's non-underwritten offering (the "Rule 415 Offerings") which commenced in connection with the Company's initial public offering, (b) the issuance of the 109,000 stock bonus awards offered by the Company in the Rule 415 Offerings and the shares of Class A Common Stock underlying such stock bonus awards, (c) the issuance of the 1,250,000 stock bonus awards offered by NSI and its affiliates excluding the Company in the Rule 415 Offerings and the shares of Class A Common Stock underlying such stock bonus awards, and (d) the exercise by an executive officer of the Company of an option to purchase 250,825 shares of Class A Common Stock. The business address of the 5% stockholders is 75 West Center Street, Provo, Utah, 84601.


                                       Class A                     Class B          Voting
                                   Common Stock(1)            Common Stock(1)        Power
    Directors, Executive
 Officers, 5% Stockholders        Number      %             Number        %            %
 -------------------------        ------     ----           ------       ----        -----
Blake M. Roney(2)                     --       --         20,629,048     28.8         28.2
Nedra D. Roney(3)                     --       --         14,213,895     19.8         19.5
Sandie N. Tillotson(4)                --       --          8,559,510     11.9         11.7
Craig S. Tillotson(5)                 --       --          4,411,057      6.2          6.0
R. Craig Bryson(6)                    --       --          4,925,736      6.9          6.7
Steven J. Lund(7)                     --       --          4,244,653      5.9          5.8
Brooke B. Roney(8)                    --       --          3,496,752      4.9          4.8
Kirk V. Roney(9)                      --       --          3,246,752      4.5          4.5
Keith R. Halls(10)                    --       --          1,361,022      1.9          1.9
Max L. Pinegar(11)                14,000        *                 --       --            *
Max E. Esplin(12)                 14,000        *                 --       --            *
Daniel W. Campbell                    --       --                 --       --           --
E.J. "Jake" Garn                      --       --                 --       --           --
Paula Hawkins                         --       --                 --       --           --
Renn M. Patch(13)                 14,000        *                 --       --            *
Michael D. Smith(14)              14,000        *                 --       --            *
Takashi Bamba(15)                 13,000        *                 --       --            *
John Chou(16)                     13,215        *                 --       --            *
BNASIA, Ltd(17)                       --       --         20,452,884     28.5         28.1
RCKASIA, Ltd(18)                      --       --          4,850,736      6.8          6.7
All directors and officers as    358,373      2.7         41,537,737     57.9         56.9
a group (19 persons)(19)

------------------------
*Less than 1%

(1) Each share of Class B Common Stock is convertible at any time at the option of the holder into one share of Class A Common Stock and each share of Class B Common Stock is automatically converted into one share of Class A Common Stock upon the transfer of such share of Class B Common Stock to any person who is not a Permitted Transferee as defined in the Stockholders Agreement entered into by the Company and certain of its stockholders prior to the Company's initial public offering.

(2) Includes shares beneficially owned or deemed to be owned beneficially by Blake M. Roney as follows: 20,452,884 shares of Class B Common Stock as general partner of BNASIA, Ltd., a limited partnership, and with respect to which he shares voting and investment power with his wife Nancy L. Roney as set forth in footnote 17 below; and 176,165 shares of Class B Common Stock as trustee and with respect to which he has sole voting and investment power. Blake M. Roney is the Chairman of the Board of Directors of the Company and Chairman of the Board of Directors, an executive officer and a shareholder of NSI.

(3)      Includes  shares   beneficially  owned  or  deemed  to  be  owned
         beneficially by Nedra D. Roney as follows: 14,213,895 shares of Class B Common Stock directly and with respect to which she has sole voting and investment power. Nedra D. Roney is a Director and shareholder of NSI.

(4) Includes shares beneficially owned or deemed to be owned beneficially by Sandie N. Tillotson as follows: 7,634,743 shares of Class B Common Stock directly and with respect to which she has sole voting and investment power; 424,767 shares of Class B Common Stock as trustee and with respect to which she has sole voting and investment power; and 500,000 shares of Class B Common Stock as manager of a limited liability company and with respect to which she has sole voting and investment power. Sandie N. Tillotson is a Director of the Company and a Director, executive officer and shareholder of NSI.

(5) Includes shares beneficially owned or deemed to be owned beneficially by Craig S. Tillotson as follows: 3,032,912 shares of Class B Common Stock directly and with respect to which he has sole voting and investment power; 112,500 shares of Class B Common Stock as trustee and with respect to which he has sole voting and investment power; 265,645 shares of Class B Common Stock as co-trustee and with respect to which he shares voting and investment power; and 1,000,000 shares of Class B Common Stock as manager of a limited liability company and with respect to which he has sole voting and investment power. Craig S. Tillotson is a shareholder of NSI.

(6) Includes shares beneficially owned or deemed to be owned beneficially by R. Craig Bryson as follows: 4,850,736 shares of Class B Common Stock as general partner of RCKASIA, Ltd., a limited partnership, and with respect to which he shares voting and investment power with his wife Kathleen D. Bryson as set forth in footnote 18 below; and 75,000 shares of Class B Common Stock as co-trustee and with respect to which he shares voting and investment power with Kathleen D. Bryson. R. Craig Bryson is a shareholder of NSI.

(7) Includes shares beneficially owned or deemed to be owned beneficially by Steven J. Lund as follows: 3,271,752 shares of Class B Common Stock as general partner of a limited partnership and with respect to which he shares voting and investment power with his wife Kalleen Lund; 897,901 shares of Class B Common Stock as trustee and with respect to which he has sole voting and investment power; and 75,000 shares of Class B Common Stock as co-trustee and with respect to which he shares voting and investment power with Kalleen Lund. Steven J. Lund is a Director and President of the Company and a Director, executive officer and shareholder of NSI.

(8)      Includes  shares   beneficially  owned  or  deemed  to  be  owned
         beneficially by Brooke B. Roney as follows: 3,496,752 shares of Class B Common Stock as general partner of a limited partnership and with respect to which he shares voting and investment power with his wife Denice R. Roney. Brooke B. Roney is a Director of the Company and a Director, executive officer and shareholder of NSI.

(9) Includes shares beneficially owned or deemed to be owned beneficially by Kirk V. Roney as follows: 3,171,752 shares of Class B Common Stock as general partner of a limited partnership and with respect to which he shares voting and investment power with his wife Melanie K. Roney; and 75,000 shares of Class B Common Stock as co-trustee and with respect to which he shares voting and investment power with Melanie K. Roney and Lee S. McCullough. Kirk V. Roney is a Director of the Company and a Director, executive officer and shareholder of NSI.

(10) Includes shares beneficially owned or deemed to be owned beneficially by Keith R. Halls as follows: 593,758 shares of Class B Common Stock as general partner of a limited partnership and with respect to which he shares voting and investment power with his wife Anna Lisa Massaro Halls; 50,000 shares of Class B Common Stock as the manager of a limited liability company and with respect to which he has sole voting and investment power; 704,764 shares of Class B Common Stock as trustee and with respect to which he has sole voting and investment power; and 12,500 shares of Class B Common Stock as co-trustee and with respect to which he shares voting and investment power with Anna Lisa Massaro Halls. Keith R. Halls is a Director and Secretary of the Company and a Director, executive officer and shareholder of NSI.

(11) Includes shares beneficially owned or deemed to be owned beneficially by Max L. Pinegar as follows: 1,000 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; and 13,000 shares of Class A Common Stock issued to Mr. Pinegar as an employee stock bonus award which will vest ratably, according to its terms, over four years following the date of the award. Max L. Pinegar is a Director of the Company and an executive officer of NSI.

(12) Includes shares beneficially owned or deemed to be owned beneficially by Max E. Esplin as follows: 1,000 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; and 13,000 shares of Class A Common Stock issued to Mr. Esplin as an employee stock bonus award which will vest ratably, according to its terms, over four years following the date of the award. Max E. Esplin is a Director of the Company and an executive officer of NSI.

(13) Includes shares beneficially owned or deemed to be owned beneficially by Renn M. Patch as follows: 1,000 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; and 13,000 shares of Class A Common Stock issued to Mr. Patch as an employee stock bonus award which will vest ratably, according to its terms, over four years following the date of the award. Renn M. Patch is Chief Operating Officer of the Company and an executive officer of NSI.

(14) Includes shares beneficially owned or deemed to be owned beneficially by Michael D. Smith as follows: 1,000 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; and 13,000 shares of Class A Common Stock issued to Mr. Smith as an employee stock bonus award which will vest ratably, according to its terms, over four years following the date of the award. Michael D. Smith is Vice President of Operations of the Company.

(15) Includes shares beneficially owned or deemed to be owned beneficially by Takashi Bamba as follows: 13,000 shares of Class A Common Stock issued to Mr. Bamba as an employee stock bonus award which will vest ratably, according to its terms, over four years following the date of the award. Takashi Bamba is President of Nu Skin Japan.

(16) Includes shares beneficially owned or deemed to be owned beneficially by John Chou as follows: 215 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; and 13,000 shares of Class A Common Stock issued to Mr. Chou as an employee stock bonus award which will vest ratably, according to its terms, over four years following the date of the award. John Chou is President of Nu Skin Taiwan.

(17) Includes 20,452,884 shares of Class B Common Stock owned by BNASIA, Ltd., a limited partnership of which Blake M. Roney and his wife Nancy
         L. Roney are the general partners and who share voting and investment power.

(18) Includes 4,850,736 shares of Class B Common Stock owned by RCKASIA, Ltd., a limited partnership of which R. Craig Bryson and his wife Kathleen D. Bryson are the general partners and who share voting and investment power.

(19) Class A Common Stock includes: 250,825 shares subject to a stock option which has been granted to an executive officer of the Company and which is exercisable until January 1, 2004; 5,748 shares owned directly by certain directors and executive officers; and 101,800 shares issued to certain directors and executive officers as employee stock bonus awards which will vest ratably, according to their terms, over four years following the date of the awards.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own beneficially more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's equity securities. Officers, directors and greater than 10% beneficial owners are required to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 1996 the Company's officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that Messrs. John Chou, S.T. Han and George Mak each inadvertently filed one report, relating to one transaction, after its due date.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The Company believes that stockholders should be provided information about director and executive officer compensation consistent with the rules of the Securities and Exchange Commission. As a result, this Proxy Statement contains the following sections of information regarding executive compensation:
Summary Compensation Table; Employment Agreements; 1996 Stock Incentive Plan; Bonus Incentive Plan; Compensation Committee Interlocks and Insider Participation; Executive Compensation Report of the Board of Directors; and Stock Performance Graph.

Summary Compensation Table

         The following table sets forth a summary of all compensation awarded or paid to or earned by the chief executive officer and the four other most highly compensated executive officers of the Company in the last fiscal year for services rendered in all capacities to the Company for the fiscal years ended December 31, 1995 and 1996. Except for the employee stock bonus awards referenced elsewhere herein, no options or long-term incentive plan awards were granted or made to the referenced executive officers during the referenced periods, except as provided below.

         The Company was formed in September 1996, and consequently paid no compensation to the executive officers named in the table below during the fiscal year ended December 31, 1995 and during the first eight months of the fiscal year ended December 31, 1996. However, salary, bonus and other compensation is presented in the table below for 1995 and 1996 based on payments by NSI and the Subsidiaries and, for the last quarter of 1996, by the Company to the named executive officers as if the Company had been in existence during all of 1995 and 1996. During 1995 and 1996, Messrs. Bamba and Chou were, and continue to be, employed full time as the General Managers and/or Presidents of Nu Skin Japan and Nu Skin Taiwan, respectively, and received all of their compensation from the Company through these Subsidiaries. During 1995 and 1996, Messrs. Lund, Smith and Patch were, and Messrs. Lund and Patch continue to be, executive officers of NSI. The compensation presented in the table below reflects an allocation of the time spent by Messrs. Lund, Smith and Patch providing services to the Company and the Subsidiaries during 1995 and 1996. These salaries and bonuses are in addition to any amounts received by these officers from NSI in return for their services to NSI.



                                                                    Annual Compensation
                                          ---------------------------------------------------------------------------
                                                                                         Other
                                                                                         Annual           All Other
Name and Principal Position               Year        Salary           Bonus          Compensation       Compensation
---------------------------               ----        ------           -----          ------------       ------------
Steven J. Lund.........................   1996       $259,973       $89,345(1)       $      --          $       --
       President and Chief                1995        236,364        82,529(1)              --                  --
       Executive Officer
Takashi Bamba..........................   1996        364,138       174,557(2)         195,401(3)           3,297(4)
       President, Nu Skin Japan           1995        361,028       105,563(2)          98,063(3)           3,297(4)

John Chou..............................   1996        211,000        56,232(2)          77,897(5)               --
       President, Nu Skin                 1995        185,370        75,786(2)          63,730(5)               --
       Taiwan
Michael D. Smith.......................   1996        157,812        13,090(1)          25,676(6)          24,390(7)
       Vice President of                  1995             --            --                 --                  --
       Operations
Renn M. Patch..........................   1996         98,638        20,437(1)          13,800              5,542(7)
       Chief Operating Officer            1995         97,175       104,765(8)          18,750(9)               --

---------------------------

(1)    Cash bonus paid to the recipient not pursuant to a formal bonus plan.
(2) Cash bonus paid during the year reported pursuant to a cash bonus long-term incentive plan for the Presidents of the Subsidiaries.
(3) Includes deferred portion of a bonus accrued during the year reported pursuant to a cash bonus long-term incentive plan for the Presidents of the Subsidiaries and annual lease payments for an automobile.
(4)    Annual premium for pension insurance policy.
(5) Includes deferred portion of a bonus accrued during the year reported pursuant to a cash bonus long-term incentive plan for the Presidents of the Subsidiaries and annual payments for an automobile and club dues.
(6) Includes deferred portion of a bonus accrued during the year reported not pursuant to a formal bonus plan.
(7) Includes compensation in the form of the cash value of the use of certain NSI-owned property and other perquisites.
(8)    Noncash bonus paid to Mr. Patch, not pursuant to a formal bonus plan.
(9) Includes $16,500 of accrued deferred compensation and $2,250 of vested deferred compensation awarded to Mr. Patch under NSI's deferred compensation plan.

Employment Agreements

         Messrs. Bamba, Chou and Han have entered into employment agreements with Nu Skin Japan, Nu Skin Taiwan and Nu Skin Korea, respectively. Under these agreements, these individuals are paid an annual salary and receive various other benefits. These individuals, together with Mr. Mak, are also entitled to participate in a cash bonus long-term incentive plan.

         Mr. Bamba is employed as the President of Nu Skin Japan at a 1977 annual salary of approximately $394,000. This salary is subject to annual review. Under the terms of his employment agreement, Mr. Bamba is entitled to reimbursement of business-related expenses, the use of an automobile provided by Nu Skin Japan, and participation in any retirement plan offered by Nu Skin Japan. Mr. Bamba also has the right under his employment agreement to have Nu Skin Japan purchase a country club membership and pay related dues, although he has not exercised this right. Mr. Bamba is also provided with a private insurance plan paid for by Nu Skin Japan provided the premium for such private insurance plan does not exceed (Y)300,000 per year. Under his employment agreement, Mr. Bamba has agreed to certain confidentiality obligations. The term of Mr. Bamba's employment is indefinite, subject to termination by Mr.
Bamba or Nu Skin Japan upon three months' notice.

        Mr. Chou is employed as the President of Nu Skin Taiwan at a 1977 annual salary of approximately $230,000. Under the terms of his employment agreement, Mr. Chou is entitled to health insurance paid for in part by Nu Skin Taiwan. Nu Skin Taiwan also provides Mr. Chou with a monthly car allowance. The term of Mr. Chou's employment agreement currently extends until June 1997. Under his employment agreement, Mr. Chou has agreed to certain confidentiality obligations.

         Mr. Han is employed as the President of Nu Skin Korea at a 1977 annual salary of approximately $140,000. Under the terms of his employment agreement, Mr. Han is entitled to the use of an automobile and driver provided by Nu Skin Korea, as well as medical insurance and pension benefits. Mr. Han's employment is for a three year term ending January 1, 1999, subject to the right of Nu Skin Korea or Mr. Han to terminate the agreement on 60 days' advance notice. Once Mr. Han had been employed by Nu Skin Korea for 12 months, he became entitled to receive, upon termination, severance pay equal to two months' salary for each consecutive year of service. Under his employment agreement, Mr. Han has agreed to certain confidentiality and noncompetition obligations.

1996 Stock Incentive Plan

         The Board of Directors has adopted the Nu Skin Asia Pacific, Inc. 1996 Stock Incentive Plan. The purpose of the Plan is to attract and retain executives, other employees, independent consultants and directors who are important to the success and growth of the Company. A summary of the material terms of the Plan, a copy of which is attached hereto as Exhibit A, is set forth above in "Item 2 -- Approval of Adoption of the Nu Skin Asia Pacific, Inc. 1996 Stock Incentive Plan."

Bonus Incentive Plan

         The Company has adopted a bonus incentive plan for the Presidents of the Subsidiaries. This bonus incentive plan is patterned after a similar plan under which Messrs. Bamba, Chou, Han and Mak were compensated prior to the Company's initial public offering. Under the new bonus incentive plan, Messrs. Bamba, Chou, Han and Mak are entitled to receive an annual cash bonus based upon the prior year's operating results of the Subsidiary for which they are responsible. Participants in this bonus incentive plan are able to receive a bonus equal to 100% of their respective salaries, conditioned on meeting certain performance criteria and subject to cash availability and approval of the Board of Directors of the Company. One half of this bonus is payable by February 15 of the year following the year in which the bonus is earned and the remaining one half is deferred and vests ratably over 10 years or at age 65, whichever occurs first.

Compensation Committee Interlocks and Insider Participation

         Several members of the Company's Board of Directors are also directors of NSI and have set or will set compensation for certain executive officers of the Company who have been or may in the future be executive officers of NSI.

Executive Compensation Report of the Board of Directors

         The   Compensation   Committee   was  not  formed   until  March  1997.
Accordingly, the Board of Directors performed the functions of the Compensation Committee for the fiscal year ended December 31, 1996.

         Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including, but not limited to, this Proxy Statement, in whole or in part, the following Executive Compensation Report and the performance graph appearing herein shall not be deemed to be incorporated by reference into any such future filings.

         This Executive Compensation Report discusses the Company's executive compensation policies and the basis for the compensation paid to the Company's executive officers, including its Chief Executive Officer, Steven J. Lund, during the fiscal year ended December 31, 1996.

         Compensation Policy. The Company's policy with respect to executive compensation has been designed to:

         o Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry;

         o Reward executive officers for the achievement of short-term operating goals and for the enhancement of the long-term value of the Company; and

         o Align the interests of the executive officers with those of the Company's stockholders with respect to short-term operating goals and long-term increases in the price of the Company's Common Stock.

         The components of compensation paid to certain executive officers consist of: (a) base salary, (b) incentive compensation in the form of annual bonus payments and other awards made by the Company under the Company's bonus incentive plans for the Presidents of the Subsidiaries and the Nu Skin Asia Pacific, Inc. 1996 Stock Incentive Plan, respectively, and (c) certain other benefits provided to the Company's executive officers. In the absence of a Compensation Committee, the Board of Directors has been responsible for reviewing and approving cash compensation paid by the Company to its executive officers and members of the Company's senior management team, including annual bonuses and awards made under the aforementioned incentive plans, selecting the individuals who will receive such bonuses and awards and determining the timing, pricing and amount of all such bonuses and awards granted.

         As described above, the Company has adopted a bonus incentive plan for the Presidents of the Subsidiaries. The Company has not yet adopted a formal bonus incentive plan for other executive officers. During 1996, bonuses made to executive officers other than the Presidents of the Subsidiaries were discretionary and based on achievement of business targets and objectives. The Company believes its incentive compensation plan for Presidents of the Subsidiaries rewards those officers when the Company and its stockholders have benefited from achieving the Company's goals and targeted objectives, all of which the Board of Directors feels will dictate, in large part, the Company's future operating results. The Board of Directors believes that its policy of compensating certain of its executive officers with incentive-based compensation fairly and adequately compensates those individuals in relation to their responsibilities, capabilities and contribution to the Company, and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry.

         Components of Compensation. The primary components of compensation paid by the Company to its executive officers and senior management personnel, and the relationship of such components of compensation to the Company's performance, are discussed below:

         Base Salary. For the fiscal year ended December 31, 1996, the Board of Directors reviewed and approved the base salary paid by the Company to its executive officers and the Presidents of the Subsidiaries. Annual adjustments to base salaries are determined based upon a number of factors, including the Company's performance (to the extent such performance can fairly be attributed or related to each executive's officer's performance), as well as the nature of each executive officer's responsibilities, capabilities and contributions. In addition, for the fiscal year ended December 31, 1996, the Board of Directors reviewed the base salaries of its executive officers in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Board of Directors believes that base salaries for the Company's executive officers have been reasonable in relation to the Company's size and performance in comparison with the compensation paid by similarly sized companies or companies within the Company's industry.

         Incentive Compensation. As discussed above, a substantial portion of the compensation paid to the Presidents of the Subsidiaries is in the form of incentive compensation designed to reward the achievement of operating goals and long-term increases in shareholder value. Under the terms of the bonus incentive plan for the Presidents of the Subsidiaries and the Nu Skin Asia Pacific, Inc. 1996 Stock Incentive Plan, the Board of Directors and the Compensation Committee have authority, within the terms of such plans, to select the executive officers and employees who will be granted bonuses and other awards and to determine the timing, pricing and amount of any such bonuses or awards.

         Other Benefits. The Company maintains certain other plans and arrangements for the benefit of its executive officers. The Company believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the Company's industry.

         Compensation of the Chief Executive Officer. Steven J. Lund, the Company's President and Chief Executive Officer, is also Executive Vice President of NSI and an officer of certain other NSI affiliates. During 1995 and 1996, even after the Company's formation in September 1996, Mr. Lund continued to receive all of his cash compensation from NSI. This practice will likely continue during 1997. The amounts set forth in the table above reflect that portion of Mr. Lund's salary and bonus which is allocated to the Company based on the relative amount of time spent on the Company's affairs.

         Conclusion. The Board of Directors believes that the concepts discussed above further the stockholders' interests and that officer compensation encourages responsible management of the Company. The Board of Directors regularly considers the effect of management compensation on stockholder interests. In the past, the Board of Directors based its review on the experience of its own members and on information requested from management personnel. In the future, these factors, reports of the Compensation Committee and discussions with and information compiled by various independent consultants retained by the Company will be used in determining officer compensation.

                                 Board of Directors(1)

                                 Blake M. Roney
                                 Steven J. Lund
                                 Sandie N. Tillotson
                                 Brooke B. Roney
                                 Kirk V. Roney
                                 Keith R. Halls
                                 Max E. Esplin
                                 Max L. Pinegar
-----------------
(1) For the fiscal year ended December 31, 1996, the entire Board of Directors then serving acted as the Compensation Committee. A Compensation Committee consisting of Keith R. Halls, Max L. Pinegar, Paula Hawkins and Daniel W. Campbell was established on March 3, 1997. In addition, on that date E. J. "Jake" Garn, Paula Hawkins and Daniel W. Campbell were appointed to the Board of Directors.

Stock Performance Graph

         The following graph compares the cumulative total stockholder return (stock price appreciation plus dividends) on the Company's Class A Common Stock with the cumulative total return of the S&P 500 Index and a market weighted index of publicly traded peers for the period from November 21, 1996 (the date the Class A Common Stock was priced in connection with the Company's initial public offering) though December 31, 1996. The returns are calculated by assuming an investment in the Class A Common Stock and each index of $100 on November 21, 1996. The publicly traded companies in the peer group are: Amway Asia Pacific, Ltd., Amway Japan, Ltd., The Estee Lauder Companies, Inc., Tupperware Corporation, Revlon, Inc. and Avon Products.


 Measurement Period        Company         S&P 500 Index       Peer Group Index
 ------------------        -------         -------------       ----------------
  November 21, 1996        $100.00            $100.00               $100.00
  December 31, 1996         102.49              99.90                 97.11


                               [Stock Performance Graph]




                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Reorganization

         Prior to the Company's initial public offering, the shareholders of Nu Skin Japan, Nu Skin Taiwan, Nu Skin Korea, Nu Skin Hong Kong and Nu Skin Personal Care (Thailand) Limited contributed their shares of capital stock to the capital of the Company in a transaction intended to qualify under Section 351 of the Internal Revenue Code of 1986, as amended, in exchange for shares of the Company's Class B Common Stock (the "Reorganization"). As a result of the Reorganization, each of the Subsidiaries became a wholly-owned subsidiary of the Company, and all of the outstanding shares of Class B Common Stock are now held by these shareholders (the "Original Stockholders") and certain of their affiliates.

S Corporation Distribution

         Prior to the Reorganization, each Subsidiary elected to be treated as an "S" corporation under Subchapter S of the Code and comparable state tax laws. On November 19, 1996, the Subsidiaries' S corporation status was terminated (the "S Termination Date"). Prior to the S Termination Date, the Company declared a distribution to the Original Stockholders that included all of the Subsidiaries' previously earned and undistributed S corporation earnings through the S Termination Date (the "S Corporation Distribution"). As of the date of the Reorganization, the Subsidiaries' aggregate undistributed taxable S corporation earnings were $86.5 million. The S Corporation Distribution was distributed in the form of promissory notes, which are expected to be paid during 1997, bearing interest at 6% per annum (the "S Distribution Notes"). From the proceeds of the Company's initial public offering, $15.0 million was used to pay a portion of the S Distribution Note balance of $71.5 million at December 31, 1996.

Control By Original Stockholders

         As of March 3, 1997, approximately 98.4% of the combined voting power of the outstanding shares of Common Stock was held by the Original Stockholders and certain of their affiliates. Consequently, as of such date, the Original Stockholders and certain of their affiliates had the ability, acting in concert, to elect all directors of the Company and approve any action requiring approval by a majority of the stockholders of the Company. As of March 3, 1997, certain of the Original Stockholders also owned 100% of the outstanding shares of NSI. As a result of this ownership, these Original Stockholders will consider the short-term and the long-term impact of all stockholder decisions on the consolidated financial results of NSI and the Company. The interests of NSI, on the one hand, and of the Company, on the other hand, may differ from time to time.

Operating Agreements; Relationship with NSI

         NSI has licensed to the Company, through the Subsidiaries, rights to distribute NSI products and to use certain NSI property in the Company's markets, and an NSI affiliate, Nu Skin International Management Group, Inc. ("NSIMG"), provides management support services to the Company and the Subsidiaries, pursuant to distribution, trademark/tradename license, licensing and sales, and management services agreements with the Subsidiaries (collectively, the "Operating Agreements"). Virtually all of the products sold by the Company are purchased from NSI pursuant to distribution agreements. The Company also manufactures itself, or through third-party manufacturers, certain products and commercial materials which it then sells using NSI trademarks or tradenames licensed under trademark/tradename license agreements. In addition, the Company does not have its own sales or distribution network but licenses the right to use NSI's distribution network and global distributor compensation plan pursuant to licensing and sales agreements. NSIMG also provides a broad range of management, administrative and technical support to the Company pursuant to management services agreements.

         During the fiscal year ended December 31, 1996, NSI and NSIMG charged the Company approximately $219.9 million and $4.2 million, respectively, for goods and services provided to the Company under the Operating Agreements.

         The  Operating  Agreements  were  approved  by the  original  Board  of
Directors of the Company, which was composed entirely of officers and shareholders of NSI. In addition, two of the executive officers of the Company, including the Chief Executive Officer, are also executive officers of NSI. It is expected that they will continue to spend a portion of their time on the affairs of NSI, for which they will continue to receive compensation from NSI, in addition to amounts received from the Company for services to the Company.

         During 1996, Nu Skin Japan paid NSI a royalty of 8% of the revenue from sales of products manufactured by a third party manufacturer under a license agreement between Nu Skin Japan and NSI. In the fiscal year ended December 31, 1996, Nu Skin Japan paid NSI $2.9 million in royalties under this agreement.

         Pursuant to wholesale distribution agreements, Nu Skin Hong Kong distributes certain NSI products to Nu Skin Personal Care Australia, Inc. and Nu Skin New Zealand, Inc., affiliates of NSI. Pursuant to these agreements, Nu Skin Hong Kong was paid approximately $4.6 million in fiscal year 1996 by Nu Skin Personal Care Australia, Inc. and Nu Skin New Zealand, Inc.

         Concurrently with the Company's initial public offering, the Company purchased from NSI for $25 million, the exclusive rights to distribute NSI products in Thailand, Indonesia, Malaysia, the Philippines, the People's Republic of China, Singapore and Vietnam. As of March 3, 1997, the Company had paid $15 million of this amount. In addition, the Company and NSI have entered into a mutual indemnification agreement pursuant to which NSI has agreed to indemnify the Company for certain claims, losses and liabilities relating to the operations of the Subsidiaries prior to the Reorganization, and the Company has agreed to indemnify NSI for certain claims, losses and liabilities relating to the operations of the Subsidiaries after the Reorganization.

Stockholders' Partnership

         Craig Bryson and Craig S. Tillotson are major stockholders of the Company and have been NSI distributors since 1984. Messrs. Bryson and
Tillotson  are  partners  in  an  entity  (the  "Partnership")   which  receives
substantial commissions from NSI, including commissions on sales generated within the Company's markets. For the fiscal year ended December 31, 1996, total commissions paid to the Partnership on sales originating in the Company's then open markets (Japan, Taiwan, Hong Kong and South Korea) were approximately $1.2 million. By agreement, NSI pays commissions to the Partnership at the highest level of commissions available to distributors. Management believes that this arrangement allows Messrs. Bryson and Tillotson the flexibility of using their expertise and reputations in network marketing circles to sponsor, motivate and train distributors to benefit NSI's distributor force generally, without having to focus solely on their own organizations.

Stockholders' Agreement

         The Original Stockholders have entered into a stockholders' agreement with the Company (the "Stockholders' Agreement"). As of March 3, 1997, the Original Stockholders and certain of their affiliates beneficially owned shares having approximately 98.4% of the combined voting power of the outstanding shares of Common Stock. In order to ensure the qualification of the Reorganization under Section 351 of the Code, the Original Stockholders have agreed not to transfer any shares they own through November 28,1997 without the consent of the Company except for certain transfers relating to the funding of the Distributor Options and the grant of the employee stock bonus awards. After such date and subject to any volume limitations imposed by Rule 144 under the Securities Act of 1933, as amended, no such stockholder is permitted to transfer in any one-year period a number of shares equal to the greater of (i) 10% of the total number of shares of Common Stock originally issued to such stockholder in connection with the Reorganization, or (ii) 1.25% of the total Common Stock issued and outstanding at the time of such proposed transfer. The Original Stockholders have been granted registration rights by the Company permitting each such Original Stockholder to register his or her shares of Class A Common Stock, subject to certain restrictions, on any registration statement filed by the Company until such Original Stockholder has sold a specified value of shares of Class A Common Stock.

Agreements and Arrangements with Management

         Prior to the Company's  initial public  offering,  the Company  entered
into   indemnification   agreements   with  its  officers   and   directors
indemnifying them against liability incurred by them in the course of their service to the Company. Pursuant to the Nu Skin Asia Pacific, Inc. 1996 Stock Incentive Plan, and as set forth in "Item 2 -- Approval of Adoption of the Nu Skin Asia Pacific, Inc. 1996 Stock Incentive Plan," as of March 3, 1997, the Company had granted stock bonus awards to certain executive officers of the Company for an aggregate of 150,959 shares of Class A Common Stock. The shares of Class A Common Stock underlying each of these stock bonus awards will be issued to the recipient of the award at a rate of 25% per year commencing in November 1997, subject to certain restrictions. In January 1994, NSI stockholders agreed to grant to an individual who is now an executive officer of the Company an option, which became immediately exercisable upon consummation of the Reorganization, to purchase 267,500 shares of Class A Common Stock at an aggregate exercise price of $500,000, which reflects the agreed upon fair market value of this equity interest in January 1994. As of March 3, 1997, the executive officer had exercised a portion of this option and purchased 16,675 shares of Class A Common Stock, which he then sold in the Company's initial public offering. The Company has employment agreements with certain of its executive officers, as set forth in "Compensation of Directors and Executive Officers -- Employment Agreements."

Distributor Options

         Prior to the Company's initial public offering, the Original Stockholders converted 1,605,000 shares of Class B Common Stock into Class A Common Stock and contributed such shares to the Company for use in implementing an NSI distributor equity incentive program, and the Company granted to NSI an option to acquire such 1,605,000 shares of Class A Common Stock (the Distributor Options). NSI will assign the Distributor Options to qualifying distributors of NSI in connection with the Company's non-underwritten offering which commenced in connection with the Company's initial public offering (the Rule 415 Offerings). The Distributor Options are subject to certain conditions related to distributor performance and will vest on December 31, 1997. The Company will record distributor incentive expense for the Distributor Options.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         The Board of Directors has approved stock bonus awards to certain executive officers of the Company. See "Item 3 -- Approval of Adoption of the Nu Skin Asia Pacific, Inc. 1996 Stock Incentive Plan."



                          ANNUAL REPORT TO STOCKHOLDERS

         The Annual Report to Stockholders concerning the operation of the Company for the fiscal year ending December 31, 1996, including financial statements, is enclosed herewith.

               ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, without exhibits may be obtained by stockholders without charge by written request to Charles N. Allen, Nu Skin Asia Pacific, Inc., 75 West Center Street, Provo, Utah 84601. Exhibits will be provided upon written request and payment of an appropriate processing fee.

                                           By Order of the Board of Directors



                                           Blake M. Roney
                                           Chairman of the Board

DATED:  April 7, 1997